UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K



                   CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): September 1, 2005



                     Analex Corporation
   (Exact name of registrant as specified in its charter)




     Delaware                0-5404             71-0869563
  (State or other       (Commission File      (IRS Employer
  jurisdiction of          Number)       Identification No.)
  incorporation)


   5904 Richmond Highway, Suite 300, Alexandria, VA 22309
    (Address of principal executive offices) (Zip Code)

                       (703) 329-9400
    (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.     CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers;
         Election of Directors; Appointment of Principal
         Officers

   On September 1, 2005, Analex issued a press release announcing the appointment of C. Wayne Grubbs as Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. Mr. Grubbs replaces Judith N. Huntzinger, who has been serving as interim Chief Financial Officer since April 7, 2005.

   Mr. Grubbs has broad senior level financial management experience in addition to a background in public accounting. For the past seven years, he served as Vice President, Corporate Controller, Treasurer and Assistant Corporate Secretary with SRA International, Inc. (NYSE: SRX). At SRA, Mr. Grubbs was responsible for managing and developing the finance and accounting organization to position the company for growth. He was part of the financial team that managed SRA's growth from $200 million to an annual run rate of almost $1 billion. His activities also included leading key aspects of SRA's initial and follow-on public offerings, directing due diligence and integration of acquired companies, SEC reporting, and oversight of certain Sarbanes-
Oxley compliance activities.   Prior to SRA, he was a
manager in the government contract consulting and audit practice of Arthur Andersen LLP, where he worked extensively with major government contractors in the application of generally accepted accounting principles, Federal Acquisition Regulations, and Cost Accounting Standards. Mr. Grubbs graduated from the McIntire School of Commerce at the University of Virginia and is a licensed CPA.

   Mr. Grubbs' employment agreement includes an annual base salary of $250,000. Further, Mr. Grubbs will also be eligible for an annual incentive bonus of up to $100,000 based on achieving 100% of pre-defined performance objectives, which will be documented as part of a written incentive plan. Mr. Grubbs will also receive a stock option grant of 400,000 shares of Analex common stock and a grant of 50,000 shares of restricted Analex common stock. The stock options vest immediately but contain certain restrictions on the sale of exercised options. The restricted stock imposes constraints on the ability to sell the shares and a forfeiture provision applicable if Mr.
Grubbs leaves the company during the four-year restriction period.


Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.    Exhibit
-----------    -------
99.1           Press Release dated September 1, 2005 announcing
               appointment of Mr. C. Wayne Grubbs as Senior Vice President,
               Chief Financial Officer and Treasurer.

                          SIGNATURE

   Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ANALEX CORPORATION

Date: September 1, 2005        By:   /s/ Sterling E. Phillips, Jr.
                                    ------------------------------
                                    Sterling E. Phillips, Jr.
                                      Chairman and Chief
                                      Executive Officer